UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8‑K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2014
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)
______________

Delaware	77-0160744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11119 North Torrey Pines Road, Suite 200 La Jolla, CA	92037 (Zip Code)
(Address of principal executive offices)
(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On February 11, 2014, Ligand Pharmaceuticals Incorporated (the “Company”) issued a press release announcing its financial results for the three and twelve months ended December 31, 2013. A copy of this press release is furnished herewith as Exhibit 99.1.
In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2014, John Sharp, the Company’s Vice President, Finance and Chief Financial Officer, announced his resignation, effective February 28, 2014. The Board of Directors of the Company has appointed Nishan de Silva, M.D., M.B.A., the Company’s Vice President of Corporate Development, to replace Mr. Sharp as the Company’s Chief Financial Officer and Vice President of Finance and Strategy, with such appointment to be effective upon Mr. Sharp’s departure on February 28, 2014.
Dr. de Silva, 40, has been a member of the Company’s management team for two years, serving as the Company’s Vice President of Corporate Development since February 2012. Dr. de Silva has more than thirteen years of healthcare business experience across healthcare investing and management consulting. Prior to joining the Company, Dr. de Silva worked at the private equity firm Warburg Pincus from 2003 through 2011, serving as a Principal since 2007 and was responsible for sourcing late-stage biopharmaceutical investments. Over those eight years, he evaluated hundreds of biopharmaceutical company investment opportunities, negotiated and structured major equity positions for several companies and served on the Board of Directors for several public and private biopharmaceutical companies. Prior to joining Warburg Pincus, Dr. de Silva worked in healthcare venture capital at Sprout Group in 2003 and in healthcare management consulting at McKinsey & Company from 2000 to 2003, where he focused on growth projects for senior management at leading global pharmaceutical and healthcare services companies. Dr. de Silva holds an M.D. from The University of Pennsylvania School of Medicine, an M.B.A. in Healthcare Management from The Wharton School, and an A.B. in Biology from Harvard College.
Dr. De Silva’s annual base salary for 2014 is $300,900. He is also eligible for an annual target bonus equal to 40% of his annual base salary and will participate in employee benefit plans made available to the Company’s executives.
As part of the Company’s ordinary course annual equity award program, Dr. de Silva will be granted options to purchase 35,000 shares of the Company’s common stock, which options shall vest over four years in accordance with the Company’s standard time-based vesting schedule, options to purchase 10,000 shares of the Company’s common stock, which options shall vest based on the completion of certain corporate performance milestones on or before December 31, 2015, and 3,000 restricted stock units, which restricted stock units will vest over three years in accordance with the Company’s standard time-based vesting schedule for restricted stock units. The foregoing awards were approved by the Compensation Committee on February 6, 2014, but will be granted effective February 12, 2014. The stock options will have an exercise price per share equal to the closing price of the Company’s common stock on the date of grant.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
99.1	Press release dated February 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LIGAND PHARMACEUTICALS INCORPORATED

Date: February 11, 2014	By: /s/ John P. Sharp Name: John P. Sharp Title: Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 11, 2014.